UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 8, 2025

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 8, 2025, Immersion Corporation (the “Company”) announced that its Board of Directors (the “Board”) declared a quarterly cash dividend of $0.045 per share on the Company’s outstanding common stock payable, subject to any prior revocation, on October 31, 2025, to stockholders of record on October 20, 2025. Future dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to declare, adjust or withdraw quarterly dividends in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

Forward-Looking Statements

Statements in this filing about the Company that are not historical facts are forward-looking statements based on our current expectations and estimates. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Our current expectations may not prove to be accurate. The words “estimates,” “expects,” “anticipates,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future results. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	October 8, 2025	By:	/s/ J. Michael Dodson
		Name:	J. Michael Dodson
		Title:	Chief Financial Officer